As filed with the Securities and Exchange Commission on
December 31, 1997                     Registration No.  333-24121

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

           ------------------------------------------
                          AMENDMENT NO.  1
                               TO
                            FORM S-4

                      REGISTRATION STATEMENT
                             UNDER
                     THE SECURITIES ACT OF 1933
           ------------------------------------------

             FIRST NATIONAL COMMUNITY BANCORP, INC.
             --------------------------------------
     (Exact name of registrant as specified in its charter)

                          Pennsylvania
                      -------------------
(State or other jurisdiction of incorporation or organization)

                              6021
                             -----
   (Primary Standard Industrial Classification Code Number)

                           23-2900790
                           ----------
              (I.R.S. Employer Identification No.)

                     102 East Drinker Street
                   Dunmore, Pennsylvania 18512
                        (717) 346-7667
    --------------------------------------------------------
  (Address, including ZIP Code, and telephone number,including area code, of registrant's principal executive offices)

                   J. David Lombardi, President
              FIRST NATIONAL COMMUNITY BANCORP, INC.
                     102 East Drinker Street
                   Dunmore, Pennsylvania 18512
                         (717) 346-7667
          ---------------------------------------------
     (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                         With A Copy To:

                  Nicholas Bybel, Jr., Esquire
                   B.  Tyler Lincoln, Esquire
                    Shumaker Williams, P.C.
                       Post Office Box 88
                 Harrisburg, Pennsylvania 17108
                   Telephone:  (717) 763-1121

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this Form are being
offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the
following box.  x
               ---

                        INTRODUCTION

     The Registrant hereby amends Item 21 of this Registration Statement No.333-24121 on Form S-4 to submit the Amendment to the Plan of Merger, dated December 17, 1997, between, First National Community Bank and First National Community Interim Bank (the "Plan Amendment"), at Exhibit 2C, in all other respects, the Registration Statement remains the same. The Plan Amendment extends the date of automatic termination from December 31, 1997, to June 30, 1998.

        PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits.

     2A Plan of Reorganization dated as of March 12, 1997, among Registrant, First National Community Bank and
          First National Community Interim Bank.*

     2B   Plan of Merger dated as of March 12, 1997, between
          First National Community Bank and First National
          Community Interim Bank.*

     2C Amendment to Plan of Merger, dated December 17, 1997, by and between First National Community Bank and First
          National Community Interim Bank.

     3(i) Articles of Incorporation of Registrant.*

     3(ii)By-laws of Registrant.*

     5    Opinion of Shumaker Williams, P.C. of Camp Hill,
          Pennsylvania, Special Counsel to Registrant, as to the legality of the shares of Registrant's stock being registered.*

     23   Consent of Shumaker Williams, P.C. of Camp Hill,
          Pennsylvania, Special Counsel to Registrant.*

     24 Power of Attorney given by the Officers and Directors of the Registrant.*

     99D  Subchapter D of Chapter 17 of the Pennsylvania Business
          Corporation Law of 1988, as amended, (15 Pa. C.S.
          Sections 1741-1750) relating to indemnification.*

     99E  Excerpts from Section 215a of the National Bank Act
          Relating to Dissenters' Rights.*

     (b)  Not Applicable.

     (c)  Not Applicable.
------------------
* Previously filed.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dunmore, Commonwealth of Pennsylvania, on the 17th day of December, 1997.

                             FIRST NATIONAL COMMUNITY
                             BANCORP, INC.


                         By: /s/ J.  David Lombardi
                             ------------------------------------
                            J. David Lombardi,
                            President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature and Capacity                         Date
     ----------------------                         ----

/s/ J.  David Lombardi                         December 17, 1997
----------------------------------------
J. David Lombardi, President and CEO

/s/ Louis A.  DeNaples                         December 17, 1997
----------------------------------------
Louis A. DeNaples, Chairman of the Board

/s/ Angelo F.  Bistocchi                       December 17, 1997
----------------------------------------
Angelo F. Bistocchi, Director

/s/ Michael J.  Cestone                        December 17, 1997
----------------------------------------
Michael G. Cestone, Director

                                               December 17, 1997
----------------------------------------
Michael J. Cestone, Jr., Director

/s/ Dominick L.  DeNaples                      December 17, 1997
----------------------------------------
Dominick L. DeNaples, Director

/s/ Joseph J.  Gentile                         December 17, 1997
----------------------------------------
Joseph J. Gentile, Director

/s/ Martin F.  Gibbons                         December 17, 1997
----------------------------------------
Martin F. Gibbons, Director

/s/ Joseph O.  Haggerty                        December 17, 1997
----------------------------------------
Joseph O. Haggerty, Director

                                               December 17, 1997
----------------------------------------
George N. Juba, Director

                                               December 17, 1997
------------------------------------
John R. Thomas, Director

                          INDEX TO EXHIBITS

Exhibit Index
 Number                                                     Page
-------------                                             -------

   2A   Plan of Reorganization dated as of
        March 12, 1997, among Registrant, First
        National Community Bank and First
        National Community Interim Bank.*

   2B Plan of Merger dated as of March 12, 1997, between First National Community Bank and First National Community Interim Bank.*

   2C   Amendment to Plan of Merger, dated                    6
        December 17, 1997, by and between First
        National Community Bank and First National
        Community Interim Bank.

   3(i) Articles of Incorporation of Registrant.*

   3(ii)By-laws of Registrant.*

   5    Opinion of Shumaker Williams, P.C. of Camp Hill,
        Pennsylvania, Special Counsel to Registrant, as to the legality of the shares of Registrant's stock being registered.*

   23   Consent of Shumaker Williams, P.C. of Camp Hill,
        Pennsylvania, Special Counsel to Registrant.*

   24 Power of Attorney given by the Officers and Directors of the Registrant.*

   99D  Subchapter D of Chapter 17 of the Pennsylvania
        Business Corporation Law of 1988, as amended,
        (15 Pa. C.S. Sections1741-1750) relating to indemnification.*

   99E  Excerpts from Section 215a of the National
        Bank Act Relating to Dissenters' Rights.*
_____________
* Previously Filed.